SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☑	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

DUNE ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

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	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

DUNE ENERGY, INC.

Two Shell Plaza

777 Walker Street, Suite 2300

Houston, TX 77002

[☐], 2011

Dear stockholder:

We are furnishing this information statement to each of the holders of the common stock, par value $0.001 per share (“common stock”), and of the 10% Senior Redeemable Convertible Preferred Stock, par value $0.001 per share (“preferred stock”), of Dune Energy, Inc., a Delaware corporation (“we” or the “Company”), as of [☐], 2011, as a result of certain actions that are expected to be taken by written consent of the holders of a majority of the outstanding shares of our common stock as of [☐], 2011 and written consent of holders of at least 66 2/3% of the outstanding shares of our preferred stock as of [☐], 2011. Certain holders (the “Noteholders”) of our 10 1/2% Senior Secured Notes due 2012 (“notes”) and a certain holder of our preferred stock have entered into restructuring support agreements with the Company, and pursuant to transactions contemplated under those agreements, including, but not limited to, an exchange offer for the notes in exchange for consideration that will include common stock, the Noteholders will, on a post-restructuring basis, hold a majority of the shares of our common stock. The Company anticipates that, immediately upon the consummation of the exchange offer, the Noteholders (or their attorney-in-fact on their behalf) will enter into a written consent authorizing the amendment of the Company’s Certificate of Incorporation so as to increase the Company’s authorized shares of common stock and subsequently to effect a reverse stock split of our common stock (the “Charter Amendment,” the form of which is attached as Exhibit A to this information statement) and the amendment of the Company’s Certificate of Designation governing the preferred stock so as to provide, among other things, for the mandatory conversion of preferred stock into common stock upon the filing of the relevant certificate of amendment with the Secretary of State of the State of Delaware (the “Designation Amendment,” the form of which is attached as Exhibit B to this information statement). Similarly, the Company anticipates that holders of at least 66 2/3% of the outstanding shares of preferred stock will enter into a written consent approving the Charter Amendment and the Designation Amendment.

Because an amendment to the Company’s Certificate of Designation governing the preferred stock is considered to be an amendment to the Company’s Certificate of Incorporation, holders of a majority of the Company’s outstanding shares of common stock are required to approve the Designation Amendment in accordance with Section 242 of the Delaware General Corporation Law (the “DGCL”) and our By-laws. Additionally, an amendment to the Company’s Certificate of Designation requires the affirmative vote or consent of holders of at least 66 2/3% of the outstanding shares of our preferred stock.

This information statement, which describes the Charter Amendment and Designation Amendment in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

Pursuant to Rule 14c-2 under the Exchange Act, the Charter Amendment and the Designation Amendment will not be effective until at least twenty (20) calendar days after this information statement is sent or given to our stockholders. This information statement is first being sent or given to our stockholders on or about [☐], 2011.

No action is required by you to effectuate the Charter Amendment or the Designation Amendment. The accompanying information statement is being furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF OUR COMMON STOCK AND THE HOLDERS OF AT LEAST 66 2/3% OF THE OUTSTANDING SHARES OF OUR PREFERRED STOCK ARE EACH EXPECTED TO HAVE AUTHORIZED THE CHARTER AMENDMENT AND DESIGNATION AMENDMENT BY WRITTEN CONSENT ON OR ABOUT [☐], 2011. THESE NUMBERS ARE SUFFICIENT TO SATISFY THE STOCKHOLDER APPROVAL REQUIREMENTS AND NO ADDITIONAL VOTES OR CONSENTS WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

James A. Watt President and Chief Executive Officer

DUNE ENERGY, INC.

Two Shell Plaza

777 Walker Street, Suite 2300

Houston, TX 77002

INFORMATION STATEMENT

Dune Energy, Inc., a Delaware corporation (“we” or the “Company”), is furnishing this information statement to holders (“common stockholders”) of our common stock, par value $0.001 per share (“common stock”), and to holders (“preferred stockholders” and together with common stockholders, “stockholders”) of our 10% Senior Redeemable Convertible Preferred Stock, par value $0.001 per share (“preferred stock”), as a result of certain actions that are expected to be taken by written consent of the holders of a majority of the outstanding shares of our common stock and written consent of holders of at least 66 2/3% of the outstanding shares of our preferred stock.

Certain holders (the “Noteholders”) of our 10 1/2% Senior Secured Notes due 2012 (“notes”) and a certain holder of our preferred stock have entered into restructuring support agreements with the Company, and pursuant to transactions contemplated under those agreements, including, but not limited to, an exchange offer (the “Offer”) for the notes in exchange for consideration that will include common stock, the Noteholders will, on a post-restructuring basis, hold a majority of the shares of our common stock. The Company anticipates that, immediately upon the consummation of the exchange offer, the Noteholders (or their attorney-in-fact on their behalf) will enter into a written consent authorizing the amendment of the Company’s Certificate of Incorporation so as to increase the Company’s authorized shares of common stock and subsequently to effect a reverse stock split of our common stock (the “Charter Amendment,” the form of which is attached as Exhibit A to this information statement) and the amendment of the Company’s Certificate of Designation governing the preferred stock so as to provide, among other things, for the mandatory conversion of preferred stock into common stock upon the filing of the relevant certificate of amendment with the Secretary of State of the State of Delaware (the “Designation Amendment,” the form of which is attached as Exhibit B to this information statement). Similarly, the Company anticipates that holders of at least 66 2/3% of the outstanding shares of our preferred stock will enter into a written consent approving the Charter Amendment and the Designation Amendment.

Because an amendment to the Company’s Certificate of Designation governing the preferred stock is considered to be an amendment to the Company’s Certificate of Incorporation, holders of a majority of the Company’s outstanding shares of common stock are required to approve the Designation Amendment in accordance with Section 242 of the Delaware General Corporation Law (the “DGCL”) and our By-laws. Additionally, an amendment to the Company’s Certificate of Designation requires the affirmative vote or consent of holders of at least 66 2/3% of the outstanding shares of our preferred stock.

This information statement is first being sent or given on or about [☐], 2011 to holders of our common stock in connection with the Charter Amendment and the Designation Amendment (together, the “Amendments”). This information statement is being furnished to stockholders for informational purposes only in accordance with the requirements of the DGCL and the Securities Exchange Act of 1934, as amended, (the “Exchange Act’) and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, the Amendments will not be effective until at least twenty (20) calendar days after this information statement is sent or given to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF OUR COMMON STOCK AND THE HOLDERS OF AT LEAST 66 2/3% OF THE OUTSTANDING SHARES OF OUR PREFERRED STOCK ARE EACH EXPECTED TO HAVE AUTHORIZED THE CHARTER AMENDMENT AND DESIGNATION AMENDMENT BY WRITTEN CONSENT ON OR ABOUT [☐], 2011. THESE NUMBERS ARE SUFFICIENT TO SATISFY THE STOCKHOLDER APPROVAL REQUIREMENTS AND NO ADDITIONAL VOTES OR CONSENTS WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

The principal executive office of the Company is located at Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002 and the Company’s telephone number is (713) 229-6300.

GENERAL DESCRIPTION OF CORPORATE ACTION

On or about [☐], 2011, the holders of a majority of the Company’s outstanding shares of common stock are expected to deliver an executed written consent of the common stockholders authorizing and approving the Amendments. On or about [☐], 2011, the holders of at least 66 2/3% of the Company’s outstanding shares of preferred stock are expected to deliver an executed written consent of the preferred stockholders authorizing and approving the Amendments.

VOTING AND VOTE REQUIRED

Section 228 of the DGCL and our By-laws provide that the written consent of outstanding shares of voting capital stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval by a majority of the outstanding shares of common stock present and voting on the matter at a meeting would be required to approve the Amendments. Approval by at least 66 2/3% of the Company’s outstanding shares of preferred stock voting on the matter would be required to approve the Amendments.

On or about the date we complete the Offer, 299,757,024 shares of the Company’s common stock will be issued and outstanding. Pursuant to the DGCL and our By-laws, stockholders representing no less than 149,878,513 shares of our common stock would then be required to approve the Amendments. On or about the date we complete the Offer, we expect the Noteholders, who will then hold more than 149,878,513 shares of our common stock, to deliver an executed written consent authorizing and approving the Amendments. Accordingly, such executed written consent provided by the holders of a majority of the issued and outstanding shares of our common stock will satisfy the common stockholder approval requirement for authorization of the Amendments. In an effort to minimize the Company’s expenses, a special meeting of the common stockholders is not required and will not be held because common stockholders holding a majority of the eligible votes are expected to approve the action by written consent.

On or about the date we complete the Offer, 164,528 shares of the Company’s preferred stock will be issued and outstanding. Pursuant to the Certificate of Designation, preferred stockholders representing no less than 109,686 shares of our preferred stock would then be required to approve the Amendments. On or about the date we complete the Offer, we expect that the preferred stockholders who then hold more than 109,686 shares or our preferred stock to deliver a written consent authorizing and approving the Amendments. Accordingly, such written consent provided by the holders of at least 66 2/3% of the Company’s outstanding shares of preferred stock will satisfy the preferred stockholder approval requirement for authorization of the Amendments. In an effort to minimize the Company’s expenses, a special meeting of the preferred stockholders is not required and will not be held because preferred stockholders holding at least 66 2/3% of the eligible votes with respect to the preferred stock are expected to approve the action by written consent.

DISSENTERS’ RIGHTS

Our stockholders do not have dissenters’ rights with respect to the matters approved by the stockholders as described in this information statement.

THE AMENDMENTS

Description of the Charter Amendment

The following is a brief description of the principal features of the Charter Amendment. A copy of the Charter Amendment is attached to this information statement as Exhibit A, and you should refer to the Charter Amendment for details regarding the amendment to the Company’s Certificate of Incorporation.

The Charter Amendment will effect the following changes to the Company’s Certificate of Incorporation:

•	increase the Company’s authorized number of shares of capital stock to 4,201,000,000; and

•

following the mandatory conversion of the preferred stock pursuant to the Designation Amendment, a reverse stock split to combine and reclassify each 100 shares of issued and outstanding common stock into 1 share of common stock, rounding up any resulting fractional shares.

Description of the Designation Amendment

The following is a brief description of the principal features of the Designation Amendment. A copy of the Designation Amendment is attached to this information statement as Exhibit B, and you should refer to the Designation Amendment for details regarding the amendment to the Company’s Certificate of Designation governing the preferred stock. Capitalized terms not defined in this section have the meanings given to such terms in the Company’s Certificate of Designation governing the preferred stock.

The Designation Amendment will effect the following changes to the Company’s Certificate of Designation governing the preferred stock:

•

mandatorily and automatically convert each share of preferred stock into 355.16037 shares of common stock and $24.31 in cash once the Designation Amendment has been filed with the Secretary of State of the State of Delaware;

•

eliminate any obligations of the Company (i) to make any payment or allowance for unpaid dividends, whether or not in arrears, on the preferred stock or for dividends on the shares of common stock issued pursuant to the conversion and (ii) to redeem the preferred stock;

•	the holders of preferred stock waive any right or claim to dividends on the preferred stock or the common stock issued pursuant to the conversion;

•	carve out transactions that aim to effect a restructuring of the Company’s capital structure from the payment restrictions covenant;

•	eliminate the rights granted to preferred stockholders as a result of a Fundamental Change and the right to redemption upon a Change of Control;

•	eliminate the requirement for the Company to reserve or keep available shares of common stock or preferred stock and the listing covenant with respect to common stock;

•	eliminate the adjustments to the Conversion Price and Dividend Rate and related provisions;

•	eliminate the automatic conversion of preferred stock as a result of the occurrence of a Reorganization Event; and

•	delete several restrictive covenants relating to, among other things, the following: limitation on incurrence of indebtedness; restricted payments; asset sales; dividends and other payment restrictions affecting Restricted Subsidiaries of the Company; issuance and sales of capital stock of Restricted Subsidiaries of the Company; merger, consolidation and sale of assets; transactions with affiliates; conduct of business; reports to Holders; and payments for consents, waivers or amendments of the terms or provisions of the Company’s Certificate of Designation governing the preferred stock.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 4, 2011 (unless otherwise indicated) by (i) each of our current directors and executive officers, as well as persons who served as a director or executive officer during our 2010 fiscal year but are not presently so serving; (ii) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of our common stock; and (iii) all of our current directors and executive officers as a group. Unless otherwise indicated, the percentage of class of the common stock is based on 48,694,854 shares outstanding on November 4, 2011.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class
Alan D. Gaines (Former Executive Chairman of the Board) (3)	1,422,281	(4)	2.9%
James A. Watt (President, Chief Executive Officer and Director)	1,093,180	(5)	2.2%
Frank T. Smith, Jr. (Senior Vice President and Chief Financial Officer)	295,274	(6)	*
Hal L. Bettis (Senior Vice President and Chief Operating Officer)	121,574	(7)	*
Steven Barrenechea (Director)	38,500	(8)(9)	*
Alan D. Bell (Director and Chairman of the Board)	298,383	(9)(10)	*
Richard M. Cohen (Director and Secretary)	69,437	(8)(9)	*
William E. Greenwood (Director)	181,621	(9)	*
Steven M. Sisselman (Director)	163,762	(8)(9)	*
UBS AG (11)	12,376,340	(12)	20.5%
Itera Holdings BV (13)	7,092,880	(14)	14.7%
All Officers & Directors as a Group (9 persons)	3,684,012	(3)-(10)	7.6%

*	Indicates ownership of less than 1%.

(1)	Unless otherwise indicated, the address of the beneficial holder is c/o Dune Energy, Inc., Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002. The number of shares and any exercise prices with respect to awards and equity issuances made prior to December 1, 2009 have been adjusted to give effect to the 1-for-5 reverse stock split adopted, effective December 1, 2009.
(2)	Under Rule 13d-3 promulgated by the SEC, a person is deemed to be the beneficial owner of securities if it has the power to vote or direct the voting of such securities or has the power to dispose or direct the disposition of such securities. A person is also deemed to be the beneficial owner of securities that can be acquired by such person within 60 days. For purposes hereof, each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not held by any other person), and that are exercisable within 60 days from the Record Date, have been exercised. As of November 4, 2011, an aggregate of 48,694,854 shares of common stock were outstanding.
(3)	Mr. Gaines submitted his resignation to the Company’s Board of Directors by letter dated April 1, 2011, to be effective April 15, 2011, and thus is no longer subject to Section 16 reporting under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the number of shares of common stock indicated as being beneficially owned by him is based solely upon information contained in the most recently filed Schedule 14A of the Company filed with the SEC on April 29, 2011.
(4)	Includes voting power with respect to (i) 41,867 unvested shares of common stock awarded under our 2007 Plan on December 31, 2009, which shares vest in equal installments on December 31, 2011 and 2012 and (ii) 137,500 unvested shares of common stock awarded under our 2007 Plan on November 18, 2010, which shares vest in equal installments on November 18, 2011, 2012 and 2013.
(5)	Includes voting power with respect to (i) 138,334 unvested shares of common stock awarded pursuant to certain employment and restricted stock agreements with Mr. Watt dated October 1, 2009, of which 55,834 shares vest on September 30, 2012, and of which 82,500 shares vest in accordance with certain performance-based criteria set forth in the aforementioned agreements, and (ii) 137,500 unvested shares of common stock awarded under our 2007 Plan on November 18, 2010, which shares vest in equal installments on November 18, 2011, 2012 and 2013.
(6)	Includes voting power with respect to (i) 110,668 unvested shares of common stock awarded pursuant to certain employment and restricted stock agreements with Mr. Smith dated October 1, 2009, of which 44,668 shares vest on September 30, 2012, and of which 66,000 shares vest in accordance with certain performance-based criteria set forth in the aforementioned agreements, and (ii) 67,000 unvested shares of common stock awarded under our 2007 Plan on November 18, 2010, which shares vest in equal installments on November 18, 2011, 2012 and 2013.
(7)	Includes voting power with respect to (i) 20,400 unvested shares of common stock awarded on December 31, 2009 under the 2007 Plan, which shares vest in equal installments on each of December 31, 2011 and 2012, and (ii) 67,000 unvested shares of common stock awarded under our 2007 Plan on November 18, 2010, which shares vest in equal installments on November 18, 2011, 2012 and 2013.
(8)	Includes 10,000 shares underlying a stock option granted on January 24, 2007, which vests on January 24, 2012 and has an exercise price of $9.70 per share.
(9)	Includes voting power with respect to (i) 4,667 unvested shares of common stock awarded on December 31, 2009 under the 2007 Plan, which shares vest in equal installments on each of December 31, 2011 and 2012, and (ii) 9,000 unvested shares of common stock awarded under our 2007 Plan on November 18, 2010, which shares vest in equal installments on November 18, 2011, 2012 and 2013.
(10)	Excludes 6,400 shares of common stock held by The Rosalyn Broadfoot Bell Generation Skipping Trust, which shares Mr. Bell expressly disclaims beneficial ownership for purposes of Section 13(d) of the Exchange Act.
(11)	Beneficial Owner’s address is Bahnhofstrasse 45, C-8001, Zurich, Switzerland.
(12)	Information based solely upon the Schedule 13D (Amendment No. 11) of beneficial owner filed with the SEC on August 18, 2011. Includes 11,617,370 shares of common stock underlying shares of our 10% Senior Redeemable Convertible Preferred Stock (the “Preferred Stock”) and 758,970 shares of common stock. Assumes a conversion ratio of 1 share of Preferred Stock converting to 114.29 shares of common stock.
(13)	Beneficial Owner’s address is 9995 Gate Parkway, Jacksonville, FL 32246.
(14)	Information based upon the Schedule 13D of beneficial owner filed with the SEC on June 4, 2004.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the Company’s directors or executive officers has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon which is not shared by all other holders of the Company’s common stock and other voting securities.

ADDITIONAL INFORMATION; INCORPORATION OF INFORMATION BY REFERENCE

We file reports and information statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the same documents from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also electronically available from the SEC’s Electronic Document Gathering and Retrieval System, which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

We incorporate by reference into this information statement our Current Report on Form 8-K filed with the SEC on November 14, 2011, including the Offering Memorandum and Disclosure Statement dated November 14, 2011 included as Exhibit 99.1 to such report.

The Company will provide you without charge, upon written or oral request and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information incorporated by reference in this information statement, other than exhibits to such documents that are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Dune Energy, Inc., Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002 (Attn: Frank T. Smith, Jr., Chief Financial Officer), telephone number (713) 229-6300.

Dated: November 14, 2011	/s/ JAMES A. WATT
James A. Watt President and Chief Executive Officer

Exhibit A

FORM OF

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DUNE ENERGY, INC.

IT IS HEREBY CERTIFIED THAT:

FIRST: The name of the corporation is Dune Energy, Inc. (hereinafter called the “Company”).

SECOND: The original Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on November 20, 1998, amended and restated on May 7, 2003 and amended on May 7, 2003, May 5, 2004, June 12, 2007, December 14, 2007 and December 1, 2009.

THIRD: The exchange offer through which the holders of at least 95% of the aggregate principal amount of the Company’s 10- 1/2% Senior Secured Notes due 2012 (the “Notes”) have exchanged their Notes for other securities of the Company, including shares of the Company’s common stock, par value $0.001 per share, in a transaction that is consistent with the terms and conditions set forth in the term sheet attached to the Restructuring Support and Lockup Letter Agreement, dated as of October 6, 2011, entered into among the Company and the holders of at least 75% in aggregate principal amount of the Notes, has been consummated.

FOURTH: The Board of Directors of the Company, through a written consent, duly adopted resolutions approving and adopting the amendments set forth below to the Certificate of Incorporation of the Company, and that such amendments have been approved and adopted by the requisite number of existing holders of the Company’s common stock, par value $0.001 per share, and the Company’s 10% Senior Redeemable Convertible Preferred Stock, par value $0.001 per share.

FIFTH: Article FOURTH of the Company’s Amended and Restated Certificate of Incorporation is amended and restated in its entirety to read as follows:

“FOURTH: The total number of shares of stock that the corporation shall have authority to issue is four billion two-hundred and one million (4,201,000,000), of which four billion two-hundred million (4,200,000,000) shall be shares of common stock and one million (1,000,000) shall be shares of preferred stock. The par value of all of such shares is $0.001 per share.

Upon the conversion of all outstanding shares of preferred stock into common stock, including, but not limited to, the mandatory conversion of all of the outstanding shares of 10% Senior Redeemable Convertible Preferred Stock, par value $0.001 per share (CUSIP Nos. 265338 30 1 and 265338 40 0), such that no shares of preferred stock are then outstanding (the “Effective Time”), each one-hundred (100) shares of the corporation’s common stock issued and outstanding immediately after the Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of the corporation’s common stock, automatically and without any further action by the corporation or the respective holders thereof; provided, however, that fractional shares resulting therefrom shall be rounded up to the nearest whole share. This Certificate of Amendment will not affect the par value of authorized shares of the corporation’s common stock, which is $0.001 per share. Each certificate that immediately after the Effective Time (but immediately prior to the time at which the reclassification and combination referenced above has occurred) representing shares of the corporation’s common stock (“Old Certificates”) shall thereafter represent that number of shares of the corporation’s common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional share interests as described above.

The Board of Directors of the corporation is hereby granted the power to authorize by resolution, duly adopted from time to time, the issuance of any or all of the preferred stock in any number of classes or series within such classes and to set all terms of such preferred stock of any class or series, including, without limitation, its powers, preferences, rights, privileges, qualifications, restrictions and limitations of each class or other series at any time outstanding. Any shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.”

SIXTH: The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

2

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company to be executed by the undersigned as of this          day of                      2011.

DUNE ENERGY, INC.

By:
Name: James A. Watt Title: Chief Executive Officer

Signature Page to Certificate of Amendment to

Certificate of Incorporation

Exhibit B

FORM OF

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF DESIGNATION

OF

10% SENIOR REDEEMABLE CONVERTIBLE PREFERRED STOCK

OF

DUNE ENERGY, INC.

Dune Energy, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), DOES HEREBY CERTIFY as follows:

FIRST: That the exchange offer through which the holders of at least 95% of the aggregate principal amount of the Company’s 10-½% Senior Secured Notes due 2012 (the “Notes”) have exchanged their Notes for other securities of the Company, including shares of the Company’s common stock, par value $0.001 per share, in a transaction that is consistent with the terms and conditions set forth in the term sheet attached to the restructuring support and lockup letter agreement entered into among the Company and the holders of at least 75% in aggregate principal amount of the Notes, has been consummated.

SECOND: That the Board of Directors of the Company, through a written consent, duly adopted resolutions approving and adopting the amendments set forth below to the Certificate of Designation of 10% Senior Redeemable Convertible Preferred Stock of the Company (the “Certificate of Designation”), and that such amendments have been approved and adopted by the requisite number of existing holders of the Company’s common stock, par value $0.001 per share, and the Company’s 10% Senior Redeemable Convertible Preferred Stock, par value $0.001 per share.

THIRD: That the amendments set forth below have been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the Certificate of Designation is hereby amended as follows:

A.	Section 4 of the Certificate of Designation is hereby amended by inserting therein a new Section 4(b) thereof, reading in its entirety as follows:

“(b)	Notwithstanding the foregoing provisions of Section 4(a), the Company shall not be prohibited from taking any action, including, but not limited to, any of the actions set forth in Sections 4(a)(i) through 4(a)(iv), that would permit it to effect a restructuring of its capital structure.”

B.	Section 5(a)(vi) of the Certificate of Designation is hereby amended by adding a sentence after the last sentence of such section as follows:

“Unless a greater percentage shall then be required by law, the rights of Holders of Redeemable Convertible Preferred Stock to have the Company redeem such securities upon the occurrence of certain conditions detailed in Section 12 herein (or any rights deemed to have been granted and to continue to exist under either section once such section has been deleted or removed through a Certificate of Amendment to this Certificate of Designation) may be waived by the affirmative vote or consent of the Holders of a majority of the then-outstanding Redeemable Convertible Preferred Stock. Any such waiver by the Holders of a majority of the then-outstanding Redeemable Convertible Preferred Stock that was signed prior to the date of the Certificate of Amendment to the Certificate of Designation by which this provision of Section 5(a)(vi) has been added to this Certificate of Designation shall be deemed effective and valid at the time such Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”).”

C.	Section 7 of the Certificate of Designation is hereby deleted in its entirety and replaced with the following:

“(7)	Mandatory Conversion

At the Effective Time, each share of Redeemable Convertible Preferred Stock shall automatically convert into 355.16037 shares of Common Stock and $24.31 in cash without any further action on the part of the Holders of such Redeemable Convertible Preferred Stock. The shares of Common Stock and cash shall be allocated to the beneficial holders of the Redeemable Convertible Preferred Stock in accordance with the number of shares of Redeemable Convertible Preferred Stock held by such holders, with fractional shares of Common Stock rounded up to the nearest whole share of Common Stock. The Company shall, as soon as possible thereafter, issue, and shall instruct the Transfer Agent to register, the number of shares of Common Stock to which each such Holder shall be entitled as a result of the conversion and to cancel all outstanding shares of Redeemable Convertible Preferred Stock, whether held in certificated or book-entry form. At the Effective Time, the Company shall no longer be required (i) to make any payment or allowance for unpaid dividends, whether or not in arrears, on the Redeemable Convertible Preferred Stock then outstanding or for dividends on the shares of Common Stock issued upon such conversion or (ii) to redeem the Redeemable Convertible Preferred Stock, and any right or claim to such dividends under the Redeemable Convertible Preferred Stock or the Common Stock issued upon such conversion or to the redemption price for the Redeemable Convertible Preferred Stock shall be cancelled and waived by the Holders of the Redeemable Convertible Preferred Stock who might otherwise be due such payments if and when declared by the Company or who might otherwise possess such rights to require the Company to redeem such Holders’ shares of Redeemable Convertible Preferred Stock, respectively.”

D.	Sections 11 and 12 of the Certificate of Designation are hereby deleted in their entirety.

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E.	Section 13(a) of the Certificate of Designation is hereby deleted in its entirety and replaced with the following:

“(a)	The Company shall have no obligation at any time to reserve and keep available any shares of Common Stock or shares of Redeemable Convertible Preferred Stock.”

F.	Section 13(e) of the Certificate of Designation is hereby deleted in its entirety.

G.	Section 15(a) of the Certificate of Designation is hereby deleted in its entirety and the first sentence of Section 15(b) of the Certificate of Designation is hereby amended so as to delete and remove the words “in addition to those required in the foregoing provisions” from such sentence.

H.	Section 15(c) of the Certificate of Designation is hereby amended so as to delete and remove the proviso that appears in the last sentence of such section.

I.	Section 15(d) of the Certificate of Designation is hereby deleted in its entirety.

J.	Section 15(f) of the Certificate of Designation is hereby amended so as to delete the last sentence of such section.

K.	Section 15(g) of the Certificate of Designation is hereby deleted in its entirety.

L.	Sections 16, 17, 18, 19, 20, 21, 22, 23, 24 and 25 of the Certificate of Designation are hereby deleted in their entirety.

M.	Section 29(d) of the Certificate of Designation is hereby deleted in its entirety.

N.	The defined term “Voting Rights Triggering Event” in Section 30 of the Certificate of Designation is hereby amended by replacing it in its entirety as follows:

“‘VOTING RIGHTS TRIGGERING EVENT’ means if dividends on the Redeemable Convertible Preferred Stock are in arrears and unpaid for two or more calendar years.”

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IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Designation to be executed by the undersigned as of this          day of                      2011.

DUNE ENERGY, INC.

By:
Name: James A. Watt
Title: Chief Executive Officer

Signature Page to Certificate of Amendment to

Certificate of Designation